UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2011

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 820-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 7, 2011, Questcor Pharmaceuticals, Inc. (“Questcor” or the “Company”) will be meeting with a group of investors. In advance of this meeting, the Company is making the following comments in response to recent articles published about the Company to allow investors to evaluate the contents of such articles:

1. From August 2007 until March 2010, we did not generate any net sales on our Medicaid fee-for-service sales, due to the Medicaid rebate formula which had resulted in our providing rebates in excess of our Average Manufacturer’s Price for H.P. Acthar® Gel (repository corticotropin injection). As a result of the enactment of the Patient Protection and Affordable Care Act of 2010 on March 23, 2010, the Company’s Medicaid rebate liability per vial was reduced from 110% to 100% of our Average Manufacturer’s Price as of January 1, 2010. Our Average Manufacturer’s Price now approximates the price we charge to our customer, CuraScript Specialty Distribution, Inc.

2. The legislation also made Medicaid managed care programs eligible for drug rebates. This expanded eligibility only affected our rebate liability for those state entities which had Medicaid managed care programs but had not had previously taken legislative action at the state level to permit drugs provided to Medicaid managed care patients to be eligible for Medicaid rebates (approximately 28 states). To account for the increased liability for these approximately 28 states, Questcor, from March 23, 2010 through September 30, 2010, established reserves of approximately $5.6 million to cover this time period. Questcor currently expects to record an additional reserve of approximately $2.6 million for this increased liability for these approximately 28 states in the fourth quarter of 2010, ended December 31, 2010. The Company believes that this increase in its reserve level is consistent with the best information available to the Company at this time. The aggregate size of our Medicaid MCO liability has grown since the adoption of the Patient Protection and Affordable Care Act because it is taking time for state Medicaid agencies to implement their own internal systems in order to submit Medicaid rebate claims to the Company. The Company has received approximately $300,000 of rebate invoices for this increased liability periods through September 30, 2010.

3. The impact of this increased liability has been substantially offset by the following factors:

a.	Our revised pricing agreement with the Veterans Administration, which resulted in a reduction in our rebate liability for Tricare and Veterans Administration sales as of January 2010, from $20,535 per vial to $5,670 per vial.

b.	The reduction in the Company’s per vial Medicaid rebate liability to 100% of our Average Manufacturer’s Price, as noted in Item 1 above.

4. In addition, the percentage of the Company’s reserves as a fraction of Gross Sales has been reduced by the increased contribution to the Company’s Gross Sales from the Company’s Multiple Scleroris (MS) exacerbations market, as a substantially lower percentage of MS Acthar prescriptions are rebate eligible than for Infantile Spasms Acthar prescriptions.

Questcor believes the historical information above has been previously disclosed in all material respects, but that it may be helpful to investors to have this summary in light of the publication of the articles.

About Questcor

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company whose product helps patients with serious, difficult-to-treat medical conditions. Questcor markets H.P. Acthar® Gel (repository corticotropin injection), which is indicated for the treatment of acute exacerbations of multiple sclerosis in adults, and as monotherapy for the treatment of IS in infants and children under 2 years of age. It is also indicated to induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus, and for the treatment of several other diseases and disorders. Questcor also markets Doral® (quazepam), which is indicated for the treatment of insomnia characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings. For more information, please visit www.questcor.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All such statements have been made pursuant to the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “if,” “should,” “forecasts,” “expects,” “plans,” “appears,” “grows,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

•	Questcor’s ability to continue to successfully implement its Acthar-centric business strategy, including its expansion in the MS marketplace and other therapeutic areas;

•	Questcor’s ability to operate within an industry that is highly regulated at both the Federal and state level;

•	Regulatory changes or other policy actions by governmental authorities and other third parties as recently adopted U.S. healthcare reform legislation is implemented;

•	Questcor’s ability to receive high reimbursement levels from third party payers;

•	Questcor’s ability to estimate reserves required for Acthar used by government entities and Medicaid-eligible patients;

•	The impact to Questcor’s business caused by economic conditions; and

•

Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2009, its quarterly report on Form 10-Q for the quarter ended September 30, 2010, and other documents filed with the Securities and Exchange Commission.

You should consider the risk factors and other information contained in these documents in evaluating Questcor’s prospects and future financial performance.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2011	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael Mulroy
Michael Mulroy,
Chief Financial Officer & General Counsel

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